EXECUTION VERSION AMENDMENT NO. 2 Dated as of March 5, 2020 to AMENDED AND RESTATED CREDIT AGREEMENT Dated as of November 6, 2018 THIS AMENDMENT NO. 2 (this “Amendment”) is made as of March 5, 2020 by and among Farmer Bros. Co., a Delaware corporation (the “Borrower”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent’), under that certain Amended and Restated Credit Agreement dated as of November 6, 2018 by and among the Borrower, the other Loan Parties from time to time party thereto, the Lenders and the Administrative Agent (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement. WHEREAS, the Borrower, the Loan Parties party thereto and the Administrative Agent are party to that certain Amended and Restated Pledge and Security Agreement, dated as of November 6, 2018 (the “Security Agreement”); WHEREAS, the Borrower has requested that the requisite Lenders and the Administrative Agent agree to make certain amendments to the Credit Agreement and the Security Agreement; and WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein; NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment. 1. Amendments to the Credit Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 3 below, the parties hereto agree that the Credit Agreement and Schedule 2.01A thereto are hereby amended to delete the stricken text (indicated in the same manner as the following example: stricken text ) and to add the double-underlined text (indicated in the same manner as the following example: double-underlined text ) as set forth on Exhibit A hereto. 2. Amendment to the Security Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 3 below, the parties hereto agree that clause (e) of the definition of “Excluded Collateral” set forth in Section 1.3 of the Security Agreement is hereby amended to replace the phrase “any interest in any real property held by any Grantor” with “[intentionally omitted]”. 3. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a) The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, the Required Lenders and the Administrative Agent. (b) The Administrative Agent shall have received (i) for the account of each applicable Lender party hereto that delivers its executed signature page to this Amendment by no later than the date and time specified by the Administrative Agent, an amendment fee pursuant to that certain Amendment No. 2 Fee Letter, dated as of the date hereof, between the Borrower and the Administrative Agent, in an amount disclosed therein, (ii) payment of its reasonable and documented out-of-pocket expenses (including reasonable and documented out-of-pocket fees and expenses of counsel for the Administrative Agent) in connection with this Amendment, and (iii) all other fees then due and payable to the Administrative Agent in connection with this Amendment, in each case that have been invoiced at least two Business Days prior to the date hereof (except as otherwise reasonably agreed by the Borrower). 4. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows: (a) This Amendment and the Credit Agreement (as amended hereby) constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. (b) As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct in all material respects with the same effect as though made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date is true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects). 5. Reference to and Effect on the Credit Agreement and the Security Agreement. (a) Upon the effectiveness hereof, each reference to the Credit Agreement or Security Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement or the Security Agreement, each as amended hereby, as applicable. (b) The Credit Agreement, the Security Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed. (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or the Security Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith. (d) This Amendment is a Loan Document. 6. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York. 7. Headings. Section headings in this Amendment are included herein for 2 convenience of reference only and shall not constitute a part of this Amendment for any other purpose. 8. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or other electronic means shall have the same force and effect as manual signatures delivered in person. [Signature Pages Follow] 3

PNC BANK, NATIONAL ASSOCIATION, as a Lender By:_______________________________________ Name: Title: Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement dated as of November 6, 2018 Farmer Bros. Co.

Exhibit A Amendments to Credit Agreement [Attached]

EXHIBIT A CONFORMED COPY Incorporating Amendment No. 1, dated September 6, 2019 ; and Amendment No. 2, dated March 5, 2020 AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 6, 2018 among FARMER BROS. CO., The other Loan Parties Party Hereto, The Lenders Party Hereto CITIBANK, N.A. and PNC BANK, NATIONAL ASSOCIATION, as Co-Syndication Agents, BANK OF AMERICA, N.A., REGIONS BANK, and SUNTRUST BANK, as Co-Documentation Agents and JPMORGAN CHASE BANK, N.A., as Administrative Agent ___________________________ JPMORGAN CHASE BANK, N.A., as Sole Bookrunner and Sole Lead Arranger 253754568v.2253754568v.10

TABLE OF CONTENTS Page ARTICLE I DEFINITIONS 1 SECTION 1.01 Defined Terms 1 SECTION 1.02 Classification of Loans and Borrowings 35 31 SECTION 1.03 Terms Generally 35 31 SECTION 1.04 Accounting Terms; GAAP 36 32 SECTION 1.05 Status of Obligations 36 32 SECTION 1.06 Pro Forma Basis 37 32 SECTION 1.07 Limited Condition Acquisitions 37 33 SECTION 1.08 Interest Rates; LIBOR Notification 38 33 SECTION 1.09 Amendment and Restatement of the Existing Credit Agreement 38 34 ARTICLE II THE CREDITS 39 34 SECTION 2.01 Revolving Commitments 39 34 SECTION 2.02 Loans and Borrowings 39 34 SECTION 2.03 Requests for Revolving Borrowings 40 35 SECTION 2.04 Intentionally Omitted 40 35 SECTION 2.05 Swingline Loans 40 35 SECTION 2.06 Letters of Credit 42 37 SECTION 2.07 Funding of Borrowings 47 41 SECTION 2.08 Interest Elections 48 42 SECTION 2.09 Termination and Reduction of Revolving Commitments ; Increase in Revolving Commitments; Incremental Term Loans 49 43 SECTION 2.10 Repayment of Loans; Evidence of Debt 52 44 SECTION 2.11 Prepayment of Loans 52 45 SECTION 2.12 Fees 53 45 SECTION 2.13 Interest 54 46 SECTION 2.14 Alternate Rate of Interest 55 47 SECTION 2.15 Increased Costs 56 48 SECTION 2.16 Break Funding Payments 58 49 SECTION 2.17 Withholding of Taxes; Gross-Up 58 50 SECTION 2.18 Payments Generally; Allocation of Proceeds; Sharing of Set-offs 62 53 SECTION 2.19 Mitigation Obligations; Replacement of Lenders 65 55 SECTION 2.20 Defaulting Lenders 66 56 SECTION 2.21 Returned Payments 68 58 SECTION 2.22 Intentionally Omitted 69 58 SECTION 2.23 Extension of Maturity Date; Removal of Lenders 69 [Reserved] 58 SECTION 2.24 Swap Agreement Obligations 71 58 ARTICLE III REPRESENTATIONS AND WARRANTIES. 71 59 SECTION 3.01 Organization; Powers 71 59 SECTION 3.02 Authorization; Enforceability 71 59 SECTION 3.03 Governmental Approvals; No Conflicts 72 59 SECTION 3.04 Financial Condition; No Material Adverse Change 72 59 SECTION 3.05 Properties 72 59 SECTION 3.06 Litigation and Environmental Matters 72 60 SECTION 3.07 Compliance with Laws and Agreements; No Default 73 60 -i-

SECTION 3.08 Investment Company Status 73 60 SECTION 3.09 Taxes 73 60 SECTION 3.10 ERISA; Plan Assets 73 60 SECTION 3.11 Disclosure 73 61 SECTION 3.12 Intentionally Omitted 74 61 SECTION 3.13 Solvency 74 61 SECTION 3.14 Insurance 74 61 SECTION 3.15 Capitalization and Subsidiaries 74 61 SECTION 3.16 Security Interest in Collateral 75 62 SECTION 3.17 Employment Matters 75 62 SECTION 3.18 Reserve Regulations 75 62 SECTION 3.19 Use of Proceeds 75 62 SECTION 3.20 Burdensome Restrictions 75 62 SECTION 3.21 Anti-Corruption Laws and Sanctions 75 62 SECTION 3.22 EEA Financial Institutions 76 63 ARTICLE IV CONDITIONS. 76 63 SECTION 4.01 Effective Date 76 63 SECTION 4.02 Each Credit Event 79 65 ARTICLE V AFFIRMATIVE COVENANTS. 80 66 SECTION 5.01 Financial Statements and Other Information 80 66 SECTION 5.02 Notices of Material Events 82 68 SECTION 5.03 Existence; Conduct of Business 82 68 SECTION 5.04 Payment of Obligations 82 68 SECTION 5.05 Maintenance of Properties 83 68 SECTION 5.06 Books and Records; Inspection Rights 83 69 SECTION 5.07 Compliance with Laws and Material Contractual Obligations 83 69 SECTION 5.08 Use of Proceeds 83 69 SECTION 5.09 Accuracy of Information 84 69 SECTION 5.10 Insurance 84 70 SECTION 5.11 Additional Collateral; Further Assurances 84 70 SECTION 5.12 Post-Closing Covenants 85 71 ARTICLE VI NEGATIVE COVENANTS. 86 72 SECTION 6.01 Indebtedness 86 72 SECTION 6.02 Liens 88 74 SECTION 6.03 Fundamental Changes 90 75 SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions 91 76 SECTION 6.05 Asset Sales 93 78 SECTION 6.06 Sale and Leaseback Transactions 95 79 SECTION 6.07 Swap Agreements 95 79 SECTION 6.08 Restricted Payments; Certain Payments of Indebtedness 95 80 SECTION 6.09 Transactions with Affiliates 96 81 SECTION 6.10 Restrictive Agreements 96 81 SECTION 6.11 Amendment of Material Documents 97 81 SECTION 6.12 Financial Covenants 97 81 SECTION 6.13 Farmer Trademark 98 83 ARTICLE VII EVENTS OF DEFAULT. 98 83 SECTION 7.01 Events of Default 98 83 -ii-

SECTION 7.02 Application of Payments 102 86 ARTICLE VIII THE ADMINISTRATIVE AGENT. 103 87 SECTION 8.01 Authorization and Action 103 87 SECTION 8.02 Administrative Agent’s Reliance, Indemnification, Etc. 106 89 SECTION 8.03 Intentionally Omitted 107 90 SECTION 8.04 The Administrative Agent Individually 107 90 SECTION 8.05 Successor Administrative Agent 107 91 SECTION 8.06 Acknowledgments of Lenders and Issuing Bank 108 92 SECTION 8.07 Collateral Matters 109 92 SECTION 8.08 Credit Bidding 110 93 SECTION 8.09 Flood Laws 111 94 ARTICLE IX MISCELLANEOUS. 111 94 SECTION 9.01 Notices 111 94 SECTION 9.02 Waivers; Amendments 114 96 SECTION 9.03 Expenses; Indemnity; Damage Waiver 117 99 SECTION 9.04 Successors and Assigns 120 101 SECTION 9.05 Survival 124 104 SECTION 9.06 Counterparts; Integration; Effectiveness; Electronic Execution 124 104 SECTION 9.07 Severability 125 105 SECTION 9.08 Right of Setoff 125 105 SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process 125 106 SECTION 9.10 Headings 126 107 SECTION 9.11 Confidentiality 126 107 SECTION 9.12 Several Obligations; Nonreliance; Violation of Law 128 108 SECTION 9.13 USA PATRIOT Act 128 108 SECTION 9.14 Disclosure 128 108 SECTION 9.15 Appointment for Perfection 128 108 SECTION 9.16 Interest Rate Limitation 128 108 SECTION 9.17 Authorization to Distribute Certain Materials to Public-Siders 129 108 SECTION 9.18 Acknowledgment and Consent to Bail-In of EEA Affected Financial Institutions 129 109 SECTION 9.19 Certain ERISA Matters 129 109 SECTION 9.20 No Fiduciary Duty, etc. 131 110 SECTION 9.21 Prepayment of Loans under the Existing Credit Agreement 132 111 SECTION 9.22 Acknowledgment Regarding Any Supported QFCs 111 ARTICLE X LOAN GUARANTY. 132 112 SECTION 10.01 Guaranty 132 112 SECTION 10.02 Guaranty of Payment 132 112 SECTION 10.03 No Discharge or Diminishment of Loan Guaranty 132 112 SECTION 10.04 Defenses Waived 133 113 SECTION 10.05 Rights of Subrogation 133 114 SECTION 10.06 Reinstatement; Stay of Acceleration 134 114 SECTION 10.07 Information 134 114 SECTION 10.08 Release of Loan Guarantors 134 114 SECTION 10.09 Taxes 135 115 SECTION 10.10 Maximum Liability 135 115 SECTION 10.11 Contribution 135 115 SECTION 10.12 Liability Cumulative 136 116 -iii-

SECTION 10.13 Keepwell 136 116 SCHEDULES : Schedule 1.01F – Farmer Trademark Schedule 1.01P – Permitted Holders Schedule 2.01A – Revolving Commitments Schedule 2.01B – Letter of Credit Commitments Schedule 2.06 – Existing Letters of Credit Schedule 3.06 – Disclosed Matters Schedule 3.15 – Capitalization and Subsidiaries Schedule 5.12 – Post-Closing Covenants Schedule 6.01 – Existing Indebtedness Schedule 6.02 – Existing Liens Schedule 6.04 – Existing Investments Schedule 6.10 – Existing Restrictions EXHIBITS : Exhibit A – Form of Assignment and Assumption Exhibit B – Form of Compliance Certificate Exhibit C – Joinder Agreement Exhibit D – Form of Increasing Lender Supplement [Reserved] Exhibit E – Form of Augmenting Lender Supplement [Reserved] Exhibit F-1 – Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships) Exhibit F-2 – Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships) Exhibit F-3 – Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships) Exhibit F-4 – Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships) Exhibit G-1 – Form of Borrowing Request Exhibit G-2 – Form of Interest Election Request -iv-

“Account Debtor ” means any Person obligated on an Account. “Acquisition ” means any transaction, or any series of related transactions, consummated on or after the Effective Date, by which any Loan Party or any Subsidiary (a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person which has ordinary voting power for the election of directors of a Person (other than Equity Interests having such power only by reason of the happening of a contingency). “Adjusted LIBO Rate ” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate. “Administrative Agent ” means JPMorgan Chase Bank, N.A. (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder and its successors in such capacity. “Administrative Questionnaire ” means an Administrative Questionnaire in a form supplied by the Administrative Agent. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution . “Affiliate ” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person. “Aggregate Revolving Exposure ” means, at any time, the aggregate Revolving Exposure of all the Lenders at such time. “Agreement Value ” means, for each Swap Agreement, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or any Subsidiary would be required to pay if such Swap Agreement were terminated on such date. “ALTA” means the American Land Title Association. “Alternate Base Rate ” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period in dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the -2-

foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

"Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

"APA" has the meaning assigned to it in the definition of "Specified Acquisition".

"Applicable Parties" has the meaning assigned to it in Section 9.01(d)(iii).

"Applicable Percentage" means, with respect to any Lender, the percentage of the aggregate Revolving Commitments represented by such Lender's Revolving Commitment; provided that, in the case of Section 2.20 when a Defaulting Lender shall exist, "Applicable Percentage" shall mean the percentage of the aggregate Revolving Commitments (disregarding any Defaulting Lender's Revolving Commitment) represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments and to any Lender's status as a Defaulting Lender at the time of determination.

"Applicable Rate" means, for any day, with respect to any Eurodollar Loan or any ABR Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Eurodollar Spread", "ABR Spread" or "Commitment Fee Rate", as the case may be, based upon the Total Net Leverage Ratio applicable on such date:

	Total Net Leverage Ratio:	Commitment Fee Rate	Eurodollar Spread	ABR Spread
Category 1:	< 1.50 to 1.00	0.20%	~~1.25~~1.50%	~~0.25~~0.50%
Category 2:	≥ 1.50 to 1.00 but < 2.00 to 1.00	0.25%	~~1.50~~1.75%	~~0.50~~0.75%
Category 3:	≥ 2.00 to 1.00 but < 2.50 to 1.00	0.30%	~~1.625~~2.00%	~~0.625~~1.00%
Category 4:	≥ 2.50 to 1.00 but < 3.00 to 1.00	0.35%	~~1.75~~2.25%	~~0.75~~1.25%
Category 5:	≥ 3.00 to 1.00 but < 3.50 to 1.00	0.40%	~~1.875~~2.50%	~~0.875~~1.50%
Category 6:	≥ 3.50 to 1.00 but < 4.00 to 1.00	0.45%	2.75%	1.75%
Category 7:	≥ 4.00 to 1.00 but < 4.50 to 1.00	0.50%	3.00%	2.00%
Category 8:	≥ 4.50 to 1.00	0.50%	3.50%	2.50%

For purposes of the foregoing,

(i) if at any time the Borrower fails to deliver the Financials on or before the date the applicable Financials are due pursuant to Section 5.01, Category ~~5~~8 shall be deemed applicable for the period commencing three (3) Business Days after the required date of delivery and ending on the date which is

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three (3) Business Days after the Financials are actually delivered, after which the Category shall be determined in accordance with the table above as applicable; (ii) adjustments, if any, to the Category then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change); and (iii) notwithstanding the foregoing, Category 28 shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable Financials for the Borrower’s first fiscal quarter ending after the Effective Date (unless such Financials demonstrate that Category 3, 4 or 5 should have been applicable during such period, in which case such other Category shall be deemed to be applicable during such period) March 31, 2021, and adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs. “Approved Electronic Platform ” has the meaning assigned to it in Section 9.01(d). “Approved Fund ” has the meaning assigned to such term in Section 9.04. “Arranger ” means JPMorgan Chase Bank, N.A. in its capacity as sole lead arranger and sole bookrunner for the credit facility evidenced by this Agreement. “Assignment and Assumption ” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent. “Augmenting Lender ” has the meaning assigned to such term in Section 2.09. “Availability Period ” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of all of the Revolving Commitments. “Available Revolving Commitment ” means, at any time with respect to any Lender, the Revolving Commitment of such Lender then in effect minus the Revolving Exposure of such Lender at such time; it being understood and agreed that any Lender’s Swingline Exposure shall not be deemed to be a component of the Revolving Exposure for purposes of calculating the commitment fee under Section 2.12(a). “Bail-In Action ” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Affected Financial Institution. “Bail-In Legislation ” means , (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law , regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule . and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). -4-

“Change in Control ” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder), other than one or more of the Permitted Holders, of Equity Interests representing more than the greater of (i) 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company and (ii) the percentage thereof then held by the Permitted Holders; or (b) the acquisition of direct or indirect Control of the Company by any Person or group (other than any of the Permitted Holders). “Change in Law ” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following: (a) the adoption of or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, rules, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented. “Charges ” has the meaning assigned to such term in Section 9.17. “Class ”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans. “Co-Documentation Agent ” means each of Bank of America, N.A., Regions Bank and SunTrust Bank in its capacity as a co-documentation agent for the credit facility evidenced by this Agreement. “Co-Syndication Agent ” means each of Citibank, N.A. and PNC Bank, National Association in its capacity as a co-syndication agent for the credit facility evidenced by this Agreement. “Code ” means the Internal Revenue Code of 1986, as amended from time to time. “Collateral ” means any and all property of a Person in which a Lien is granted or purported to be granted pursuant to the Collateral Documents. For the avoidance of doubt, the Collateral shall exclude the Excluded Collateral. “Collateral Documents ” means, collectively, the Security Agreement , the Mortgages and Mortgage Instruments and any other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, mortgages, deeds of trust, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether heretofore, now or hereafter executed by any Loan Party and delivered to the Administrative Agent. -7-

“Co-Manufacturing Agreement ” means that certain co-manufacturing agreement substantially in the form attached as Exhibit E to the APA, as the same may be amended, amended and restated or modified from time to time; provided , that, no amendment or modification of the Co-Manufacturing Agreement (or to the form thereof attached to the APA) which is materially adverse to the interests of the Lenders shall be effected without the prior written consent of the Required Lenders. “Commodity Exchange Act ” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Communications ” has the meaning assigned to such term in Section 9.01(d). “Company ” means the Borrower. “Compliance Certificate ” has the meaning assigned to such term in Section 5.01(d). “Connection Income Taxes ” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consenting Lenders ” has the meaning specified in Section 2.23(c). “Consolidated Interest Expense ” means, with respect to any Person for any period, without duplication, the sum of cash interest expense (including that attributable to Capital Lease Obligations), net of cash interest income, with respect to Indebtedness of such Person and its Subsidiaries for such period, including commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net cash costs under Swap Agreements (other than in connection with the early termination thereof), but excluding any non-cash interest expense in connection with or related to any pension plan of the Borrower and/or any of its Subsidiaries. “Consolidated Total Assets ” means, as of the date of any determination thereof, total assets of the Borrower and its Subsidiaries calculated in accordance with GAAP on a consolidated basis and reflected on the balance sheet of the most recently delivered Financials as of such date (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)). “Consolidated Total Indebtedness ” means, at any date, the sum, without duplication, the aggregate funded principal amount of Indebtedness of the Borrower and its Subsidiaries consisting solely of (i) debt for borrowed money, (ii) debt obligations evidenced by promissory notes, bonds and similar instruments to the extent reflected as a long-term liability on the balance sheet of the Borrower, (iii) the principal portion of Capital Lease Obligations and purchase money debt and (iv) drawn and unreimbursed standby letters of credit. For the avoidance of doubt, Consolidated Total Indebtedness shall exclude hedging obligations. “Control ” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling ” and “Controlled ” have meanings correlative thereto. “Covered Party” has the meaning assigned to it in Section 9.22. “Credit Party ” means the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender. -8-

divestitures, other specified transactions, restructurings, cost savings initiatives and other initiatives occurring after the Effective Date and (xiii) solely in the case of any Test Period ending on or prior to September 30, 2020, the amount of “run rate” cost savings, operating enhancements, operating expense reductions and synergies (collectively, the “Cost Savings ”) related to Permitted Acquisitions, restructurings, cost savings initiatives and other initiatives occurring after the Effective Date, in each case, projected by the Borrower in good faith to result from actions which have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within twelve (12) months after such transaction or initiative is consummated (which Cost Savings shall be calculated on a pro forma basis as though such Cost Savings had been realized on the first day of the applicable Test Period), net of the amount of actual benefits realized during such Test Period from such actions; provided that a Financial Officer of the Borrower shall have certified to the Administrative Agent that, in the good faith determination of the Borrower, such Cost Savings are (x) reasonably identifiable and factually supportable and (y) reasonably anticipated to result from actions which have been taken or with respect to which substantial steps have been taken or are expected to be taken within twelve (12) months after such transaction or initiative is consummated; provided , further , that such Cost Savings added back to EBITDA pursuant to this clause (xiii) in for any Test Period ending March 31, 2020, June 30, 2020 or September 30, 2020 shall not exceed an aggregate amount equal to the least of (x) 15% of EBITDA, calculated prior to giving effect to this clause (xiii), for such Test Period, (y) an amount equal to the amount of Cost Savings actually realized by the Borrower and its Subsidiaries during such Test Period and (z) (A) for the Test Period ending March 31, 2020, $2,000,000, (B) for the Test Period ending June 30, 2020, $600,000 and (C) for the Test Period ending September 30, 2020, $50,000, as applicable (it being understood and agreed that no amounts may be added back to EBITDA pursuant to this clause (xiii) for any Test Period ending after September 30, 2020); minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) taken in a prior period, (ii) any unusual or non- recurring cash gains and any non-cash items of income for such period and (iii) exchange, translation, or performance gains relating to any hedging transactions or foreign currency fluctuations, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP. “ECP ” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC. “EEA Financial Institution ” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country ” means any of the member states of the European Union, Iceland, Liechtenstein and Norway. “EEA Resolution Authority ” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Effective Date ” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02). -11-

such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal. “Excluded Taxes ” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Revolving Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Revolving Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Revolving Commitment or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f); and (d) any Taxes imposed under FATCA. “Existing Credit Agreement ” has the meaning assigned to such term in the recitals hereto. “Existing Letters of Credit ” means the Letters of Credit heretofore issued pursuant to the Existing Credit Agreement and described on Schedule 2.06. “Extended Maturity Date ” has the meaning specified in Section 2.23(c). “Farmer Trademark ” means, collectively, the trademarks owned by the Company set forth on Schedule 1.01F. “FATCA ” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code. “Federal Funds Effective Rate ” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that, if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “Financial Covenants ” means the financial covenants set forth in Section 6.12. “Financial Officer ” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower. -14-

“Financials ” means the annual or quarterly financial statements, and accompanying certificates and other documents, of the Borrower and its Subsidiaries required to be delivered pursuant to Section 5.01(a) or 5.01(b), as applicable. “FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989. “Flood Laws ” has the meaning assigned to such term in Section 8.09. “Foreign Lender ” means (a) if the Borrower is a U.S. Person, a Lender, with respect to the Borrower, that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender, with respect to the Borrower, that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. “Foreign Subsidiary ” means any Subsidiary which is not a Domestic Subsidiary. “Funding Account ” has the meaning assigned to such term in Section 4.01(h). “GAAP ” means generally accepted accounting principles in the U.S. “Governmental Authority ” means the government of the U.S., any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government. “Guarantee ” of or by any Person (the “guarantor ”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor ”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided , that the term Guarantee shall not include (i) warranties or indemnities made in trade contracts, asset sale agreements, acquisition agreements, commitment letters, engagement letters and brokerage and deposit agreements in the ordinary course of business and not otherwise prohibited hereunder, and warranties and indemnities to lenders in any documents evidencing Indebtedness permitted pursuant to Section 6.01 with respect to the guarantor, (ii) any indemnities made in connection with liability of a Person’s directors, officers and employees in their capacities as such as permitted by applicable law so long as the same is in the ordinary course of business and consistent with such Person’s past practices, (iii) any contingent liability arising from the endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business, and (iv) any continuing liability of the Company or its Subsidiaries as a lessee under a real property or equipment lease after such lease has been assigned or subleased by such Person. “Guaranteed Obligations ” means (i) with respect to the Borrower, the Specified Ancillary Obligations and (ii) with respect to any Subsidiary Guarantor, the Secured Obligations, and, in each case, all costs and expenses including, without limitation, all court costs and reasonable attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Administrative Agent, the Issuing Bank and the Lenders in endeavoring to collect all or -15-

any part of the Secured Obligations from, or in prosecuting any action against, the Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations; provided that, in each case, the definition of “Guaranteed Obligations” shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor. “Hazardous Materials ” means: (a) any substance, material, or waste that is included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “toxic substances,” “toxic materials,” “toxic waste,” or words of similar import in any Environmental Law; (b) those substances listed as hazardous substances by the United States Department of Transportation (or any successor agency) (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) (40 C.F.R. Part 302 and amendments thereto); and (c) any substance, material, or waste that is petroleum, petroleum-related, or a petroleum by-product, asbestos or asbestos- containing material, polychlorinated biphenyls, flammable, explosive, radioactive, freon gas, radon, or a pesticide, herbicide, or any other agricultural chemical . “Impacted Interest Period ” has the meaning assigned to such term in the definition of “LIBO Rate”. “Increasing Lender ” has the meaning assigned to such term in Section 2.09. “Incremental Term Loan ” has the meaning assigned to such term in Section 2.09. “Incremental Term Loan Amendment ” has the meaning assigned to such term in Section 2.09. “Incremental Term Loan Maturity Date ” means the final maturity date of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Amendment (as such date may be extended pursuant to Section 2.23). “Indebtedness ” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, provided, in the case of any such obligations that are non-recourse to such Person, that the amount of obligations counted as Indebtedness shall be no greater than the fair market value of the assets subject to such Lien, (g) obligations under any Earn-Out that is due and payable, (h) all Capital Lease Obligations of such Person, (i) all reimbursement obligations of such Person as an account party in respect of letters of credit, bankers’ acceptances and letters of guaranty (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit, bankers’ acceptances or letters of guaranty plus the aggregate amount of drawings thereunder that have not been reimbursed), (j) net obligations under any and all Swap Agreements valued at the Agreement Value thereof and (k) all Guarantees by such Person of Indebtedness described in the foregoing clauses of others; provided , however , that the term “Indebtedness” shall not include (i) trade accounts or accounts payable, accrued expenses and liabilities incurred and customer deposits received in each instance, in the ordinary course of business and not constituting indebtedness for borrowed money or evidenced by notes or other instruments, (ii) payments owed by Buyer (or any of its affiliates), and any Guarantee thereof by the Company, pursuant to Sections 1.9 and 8.10 of the APA, Sections 2 and 6.14 of the Transition Services -16-

Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. “Interpolated Rate ” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate (for the longest period for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time. “Inventory ” has the meaning assigned to such term in the Security Agreement. “Investment ” has the meaning provided in Section 6.04. “IRS ” means the United States Internal Revenue Service. “Issuing Bank ” means JPMorgan Chase Bank, N.A. and any other Lender that agrees to act as an Issuing Bank, each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto. “Joinder Agreement ” means a Joinder Agreement in substantially the form of Exhibit C . “LCA Election ” means the Borrower’s election to treat a specified Permitted Acquisition as a Limited Condition Acquisition. “LCA Test Date ” shall have the meaning set forth in Section 1.07. “LC Collateral Account ” has the meaning assigned to such term in Section 2.06(j). “LC Disbursement ” means any payment made by an Issuing Bank pursuant to a Letter of Credit. “LC Exposure ” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate LC Exposure at such time. “Lenders ” means the Persons listed on Schedule 2.01A and any other Person that shall have become a Lender hereunder pursuant to Section 2.09 or an Assignment and Assumption, other than any such Person that ceases to be a Lender hereunder pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Bank. “Letter of Credit Agreement ” has the meaning assigned to such term in Section 2.06(b). “Letter of Credit Commitment ” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s Letter of Credit Commitment is set forth on Schedule 2.01B, or if an Issuing Bank has entered into an -18-

“Material Real Property” means any fee owned real property having a fair market value greater than $5,000,000. “Maturity Date ” means November 6, 2023 , as may be extended pursuant to Section 2.23 with respect to the Consenting Lenders only, or any earlier date on which the Revolving Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof. “Maximum Rate ” has the meaning assigned to such term in Section 9.17. “MIRE Event” means, at any time , to the extent any Mortgaged Properties exist at such time, any increase, extension or renewal of any of the Revolving Commitments or Loans (excluding (i) any continuation or conversion of any Borrowing, (ii) the making of any Loan after the Effective Date or (iii) the issuance, renewal or extension of any Letter of Credit). “Moody’s ” means Moody’s Investors Service, Inc. “Mortgage” means each mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, on real property of a Loan Party, including any amendment, restatement, modification or supplement thereto. “Mortgage Instruments” means such title reports, ALTA title insurance policies (with endorsements), evidence of zoning compliance, property insurance, flood certifications and flood insurance (and, if applicable FEMA form acknowledgements of insurance), opinions of counsel, ALTA surveys, appraisals, environmental assessments and reports, mortgage tax affidavits and declarations and other similar information and related certifications as are requested by, and in form and substance reasonably acceptable to, the Administrative Agent from time to time. “Mortgaged Property” means any parcel of real property subject to a Mortgage. “Multiemployer Plan ” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions or with respect to which the Borrower or any ERISA Affiliate has incurred or could reasonably be expected to incur any liability with respect to a complete withdrawal or partial withdrawal therefrom (within the meaning of Sections 4203 or 4205 of ERISA, respectively). “Net Income ” means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary (other than the Borrower or Loan Guarantor) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary. “Non-Consenting Lender ” has the meaning assigned to such term in Section 9.02(d). “Non-Extending Lender ” has the meaning assigned to such term in Section 2.23. -21-

time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate. “Parent ” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary. “Participant ” has the meaning assigned to such term in Section 9.04(c). “Participant Register ” has the meaning assigned to such term in Section 9.04(c). “PBGC ” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions. “Permitted Acquisition ” means any Acquisition by any Subsidiary or a Loan Party in a transaction that satisfies each of the following requirements: (a) such Acquisition is not a hostile acquisition; (b) the business acquired in connection with such Acquisition is (i) located in the U.S., (ii) organized under applicable U.S. and state laws, and (iii) not engaged, directly or indirectly, in any line of business other than the businesses in which the Loan Parties are permitted to be engaged on the Effective Date and any business activities that are reasonably similar, related, complementary, ancillary or incidental thereto; (c) both before and after giving effect (including giving effect on a pro forma basis) to such Acquisition and the Loans (if any) requested to be made in connection therewith, no Event of Default has occurred and is continuing or would result therefrom; (d) both before and after giving effect (including giving effect on a pro forma basis) to such Acquisition and the Loans (if any) requested to be made in connection therewith, the Borrower and the Subsidiaries are in compliance with the Financial Covenants then in effect for the most recently ended Test Period; (e) if the aggregate consideration paid in respect of such acquisition Acquisition exceeds $20,000,000, the Borrower shall have delivered to the Administrative Agent (i) a certificate of a Financial Officer or other executive officer of the Borrower certifying that the conditions set forth in this definition of “Permitted Acquisition” will have been met as of the date of consummation of such Acquisition and (ii) solely to the extent available in connection with the relevant acquisition Acquisition and not in breach of any confidentiality or similar restriction in the applicable acquisition documents, copies of the relevant acquisition documents and all business and financial information related to such Acquisition reasonably requested by the Administrative Agent including pro forma financial statements and statements of cash flow (unless waived by the Administrative Agent in its sole discretion); (f) in the case of a merger or consolidation involving (I) the Borrower, the Borrower is the surviving entity of such merger and/or consolidation and (II) any Loan Party, such Loan Party is the surviving entity of such merger and/or consolidation; and -23-

(g) all actions required to be taken with respect to any newly acquired or formed Subsidiary of the Borrower or a Loan Party or any other newly acquired assets of the Borrower or a Loan Party , as applicable, required under Section 5.11 shall be taken by the timeframes specified therein .; and (h) for any Acquisition consummated prior to March 31, 2022, the aggregate consideration paid or payable in respect of such Acquisition, when taken together with the aggregate consideration paid in respect of all other Permitted Acquisitions consummated during the fiscal year in which such Acquisition was consummated, does not exceed $2,500,000 during any such fiscal year of the Borrower. “Permitted Encumbrances ” means: (a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04 (excluding ERISA Liens for the avoidance of doubt); (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’, customs brokers, custom and forwarding agents and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 5.04; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) judgment and other similar Liens in respect of judgments, orders for the payment of money or other court proceedings that do not constitute an Event of Default under Section 7.01(k); (f) (i) easements, zoning restrictions, licenses, rights-of-way, site plan agreements, development agreements, cross easement or reciprocal agreements, and other non-monetary encumbrances on real property that do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary (taken as a whole) or the ordinary operation of such real property or (ii) title defects or irregularities with respect to any real property which are of a minor nature and which in the aggregate do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary or the ordinary operation of such real property; (g) Liens arising from precautionary UCC financing statement filings (or similar filings under applicable law) regarding operating leases; (h) the interests of lessors or sublessors under operating leases and non-exclusive licensors or sublicensors under license agreements; (i) Liens or rights of setoff against credit balances of the Company or any Subsidiary with credit card issuers or credit card processors to secure obligations of the Company or such Subsidiary, as the case may be, to any such credit card issuer or credit card processor incurred in the ordinary course of business as a result of fees and chargebacks; -24-

“Plan Asset Regulations ” means 29 CFR § 2510.3-101 et seq. , as modified by Section 3(42) of ERISA. “Platform ” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system. “Prime Rate ” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective. “Project Evolution ” means the strategic initiative, business optimization and restructuring of Company’s business as identified to the Administrative Agent prior to the Effective Date. “Projections ” has the meaning assigned to such term in Section 5.01( fe). “PTE ” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Public-Sider ” means a Lender or any representative of such Lender that does not want to receive material non-public information within the meaning of federal and state securities laws. “Purchase Price ” means, with respect to any Acquisition, an amount equal to the aggregate consideration, whether cash, property or securities (including the fair market value of any Equity Interests of the Company issued in connection with such Acquisition and including the maximum amount of Earn- Outs), paid or delivered by the Company or one of its Subsidiaries in connection with such Acquisition (whether paid at the closing thereof or payable thereafter and whether fixed or contingent), but excluding therefrom (a) any cash of the seller and its Affiliates used to fund any portion of such consideration and (b) any cash acquired in connection with such Acquisition. “Qualified ECP Guarantor ” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Loan Guaranty or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. “QFC Credit Support” has the meaning assigned to it in Section 9.22. “Recipient ” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, or any combination thereof (as the context requires). “Refinance Indebtedness ” has the meaning assigned to such term in Section 6.01(f). “Register ” has the meaning assigned to such term in Section 9.04(b). -26-

“Regulation D ” means Regulation D of the Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Related Parties ” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates. “Release ” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping of any Hazardous Material into the environment. “Required Lenders ” means, at any time, Lenders (other than Defaulting Lenders) having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure and unused Revolving Commitments at such time; provided that, as long as there are only two Lenders, Required Lenders shall mean both Lenders; provided , further that, for purposes of calculating Revolving Exposure in the determination of “Required Lenders”, the Swingline Exposure of any Lender shall be its Applicable Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time unless such Lender has not funded its participations in Swingline Loans within one Business Day of such Lender’s receipt of notice from the Administrative Agent pursuant to Section 2.05(c) (such amount, the “Swingline Unfunded Amount” of such Lender), in which case (i) the unfunded Revolving Commitment of such Lender shall be deemed to be reduced by such Swingline Unfunded Amount and (ii) the unfunded Revolving Commitment of the Swingline Lender shall be deemed to be increased by such Swingline Unfunded Amount. “Requirement of Law ” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (b) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Restricted Payment ” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Company or any Subsidiary. “Revolving Commitment ” means, with respect to each Lender, the amount set forth on Schedule 2.01A opposite such Lender’s name, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the UCC) as provided in Section 9.04(b)(ii)(C), pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable, and giving effect to (a) any reduction in such amount from time to time pursuant to Section 2.09 and (b) any reduction or increase in such amount from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04; provided , that at no time shall the Revolving Exposure of any Lender exceed its Revolving Commitment. The aggregate amount of the Lenders’ Revolving Commitments as of the Second Amendment Effective Date is $ 150,000,000 125,000,000 . -27-

“Revolving Exposure ” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, LC Exposure and Swingline Exposure at such time. “Revolving Lender ” means, as of any date of determination, a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure. “Revolving Loan ” means a Loan made pursuant to Section 2.01. “S&P ” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business. “Sale and Leaseback Transaction ” has the meaning assigned to such term in Section 6.06. “Sanctioned Country ” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria). “Sanctioned Person ” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, or Her Majesty’s Treasury of the United Kingdom (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions. “Sanctions ” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, or Her Majesty’s Treasury of the United Kingdom. “SEC ” means the Securities and Exchange Commission of the U.S. “Second Amendment Effective Date” means March 5, 2020. “Secured Obligations ” means all Obligations, together with all (i) Banking Services Obligations and (ii) Swap Agreement Obligations owing to one or more Lenders or their respective Affiliates to the extent notification of such Swap Agreement Obligations has been provided to the Administrative Agent in accordance with Section 2.24; provided, however, that the definition of “Secured Obligations” shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor. “Secured Parties ” means the holders of the Secured Obligations from time to time and shall include (a) the Administrative Agent in respect of all present and future obligations and liabilities of the Borrower and each Subsidiary of every type and description arising under or in connection with this Agreement or any other Loan Document, (b) the Lenders in respect of their respective Loans and LC Exposure and all other present and future obligations and liabilities of the Borrower and each Subsidiary of every type and description arising under or in connection with this Agreement or any other Loan Document, (c) the Issuing Bank in respect of its LC Exposure and all other present and future obligations and liabilities of the Borrower and each Subsidiary of every type and description arising under or in connection with this Agreement or any other Loan Document, (d) each Lender and Affiliate of such Lender that is a provider of Banking Services, to the extent the Banking Services Obligations in respect -28-

“Subordinated Indebtedness ” of a Person means any Indebtedness of such Person the payment of which is subordinated in right of payment of the Secured Obligations on then customary terms reasonably satisfactory to the Administrative Agent. “subsidiary ” means, with respect to any Person (the “parent ”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. “Subsidiary ” means any direct or indirect subsidiary of the Company or a Loan Party, as applicable. “Subsidiary Guarantor ” means each Material Domestic Subsidiary that is a party to the Loan Guaranty. The Subsidiary Guarantors on the Effective Date are identified as such in Schedule 3.15 hereto. “Supported QFC” has the meaning assigned to it in Section 9.22. “Swap Agreement ” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement. “Swap Agreement Obligations ” means any and all obligations of the Loan Parties and their Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Lender or an Affiliate of a Lender and designated by the Borrower as “Secured Obligations” at the time of entering into any such Swap Agreement, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction. “Swap Obligation ” means, with respect to any Loan Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder. “Swingline Exposure ” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the total Swingline Exposure at such time other than with respect to any Swingline Loans made by such Lender in its capacity as a Swingline Lender and (b) the aggregate principal amount of all Swingline Loans made by such Lender as a Swingline Lender outstanding at such time (less the amount of participations funded by the other Lenders in such Swingline Loans). -30-

“Swingline Lender ” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder. “Swingline Loan ” has the meaning assigned to such term in Section 2.05(a). “Taxes ” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Test Period ” means the period of four (4) consecutive fiscal quarters ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter most recently ended prior to such date for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a))). “Torrance Facility ” means the Company’s facility located at 20333 Normandie Avenue, Torrance, California. “Total Net Leverage Ratio ” means, at any date, the ratio of (a) an amount equal to (i) Consolidated Total Indebtedness as of such date minus (ii) Unrestricted Cash on such date in an aggregate amount not to exceed $7,500,000 to (b) EBITDA for the most recently ended Test Period, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP. “Transactions ” means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder. “Transition Services Agreement ” means that certain transition services agreement substantially in the form attached as Exhibit K to the APA, as the same may be amended, amended and restated or modified from time to time, in each case with the prior written consent of the Administrative Agent; provided , that, no amendment or modification of the Transition Services Agreement (or to the form thereof attached to the APA) which is materially adverse to the interests of the Lenders shall be effected without the prior written consent of the Required Lenders. “Type ”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate. “UCC ” means the Uniform Commercial Code as in effect from time to time in the State of New York or in any other state the laws of which are required to be applied in connection with the issue of perfection of security interests. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. -31-

“UK Resolution Authority ” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unliquidated Obligations ” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations. “Unrestricted Cash ” means, at any date, 100% of the unrestricted cash maintained by the Loan Parties in accounts located in the United States at such time and that are not subject to any Liens at such time other than Liens created under the Loan Documents and Permitted Encumbrances of the type described in clause (j) of the definition thereof. “U.S. ” means the United States of America. “U.S. Person ” means a “United States person” within the meaning of Section 7701(a)(30) of the Code. “U.S. Special Resolution Regime ” has the meaning assigned to it in Section 9.22. “U.S. Tax Compliance Certificate ” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3). “USA PATRIOT Act ” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)). “Withdrawal Liability ” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA. “Withholding Agent ” means any Loan Party and the Administrative Agent. “Write-Down and Conversion Powers ” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule ., and (b ) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. SECTION 1.02 Classification of Loans and Borrowings . For purposes of this Agreement, Loans may be classified and referred to by Class (e.g ., a “Revolving Loan”) or by Type (e.g ., a “Eurodollar Loan”) or by Class and Type (e.g ., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g ., a “Revolving Borrowing”) or by Type (e.g ., a “Eurodollar Borrowing”) or by Class and Type (e.g ., a “Eurodollar Revolving Borrowing”). -32-

Standards Board on August 17, 2010, or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) was not required to be so treated under GAAP as in effect on the Effective Date. SECTION 1.05 Status of Obligations . In the event that the Borrower or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, the Borrower shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Secured Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. SECTION 1.06 Pro Forma Basis . All pro forma computations required to be made hereunder giving effect to any acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction shall in each case be calculated giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder to determine whether such acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, ending with the last fiscal quarter included in the financial statements referred to in Section 3.04(a)), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of (but without giving effect to any synergies or cost savings, except for the Cost Savings (as defined in the definition of “EBITDA”)) and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the United States Securities Act of 1933. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness). SECTION 1.07 Limited Condition Acquisitions . Notwithstanding anything to the contrary in this Agreement, solely for the purpose of (A) measuring the relevant financial ratios and basket availability with respect to the incurrence of any Indebtedness (including any Incremental Term Loans) or Liens or the making of any Investments, Restricted Payments, prepayments of Subordinated Indebtedness or Dispositions or (B) determining compliance with representations and warranties or the occurrence of any Default or Event of Default, in each case, in connection with a Limited Condition Acquisition, if the Borrower has made an LCA Election with respect to such Limited Condition Acquisition, the date of determination of whether any such action is permitted hereunder shall be deemed to be, at the election of the Borrower, either (x) the date on which the definitive agreements for such Limited Condition Acquisition are entered into or (y) the date on which such Limited Condition Acquisition is consummated (the “LCA Test Date ”), and if, after giving pro forma effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent Test Period ending prior to the LCA Test Date, the Borrower could have taken such -34-

Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as such Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto. SECTION 2.09 Termination and Reduction of Revolving Commitments ; Increase in Revolving Commitments; Incremental Term Loans . (a) Unless previously terminated, the Revolving Commitments shall terminate on the Maturity Date. (b) The Borrower may at any time terminate the Revolving Commitments upon (i) the payment in full of all outstanding Revolving Loans, together with accrued and unpaid interest thereon and on any LC Exposure, (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit (or at the discretion of the Administrative Agent a back-up standby letter of credit satisfactory to the Administrative Agent and the Issuing Bank) in an amount equal to 105% of the LC Exposure as of such date), (iii) the payment in full of the accrued and unpaid fees, and (iv) the payment in full of all reimbursable expenses and other Obligations, together with accrued and unpaid interest thereon. (c) The Borrower may from time to time reduce the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the Aggregate Revolving Exposure would exceed the aggregate Revolving Commitments. (d) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) or (c) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other indebtedness or any other event, in which case such notice may be revoked or delayed by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments. (e) The Borrower may from time to time after the Effective Date elect to increase the Revolving Commitments or enter into one or more tranches of term loans (each an “ Incremental Term Loan ”), in each case in minimum increments of $10,000,000; so long as, after giving effect thereto, the aggregate amount of all such increases and all such Incremental Term Loans shall not exceed $75,000,000. The Borrower may arrange for any such increase or Incremental Term Loans to be provided by one or more Lenders (each Lender so agreeing to an increase in its Revolving Commitment, or to participate in such Incremental Term Loans, an “ Increasing Lender ”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender ”; provided that no Ineligible Institution may be an Augmenting Lender), which agree to increase their existing Revolving Commitments, or to participate in or provide such Incremental Term Loans, or provide new Revolving Commitments, as the case may be; provided that (i) each -45-

Augmenting Lender shall be subject to the approval of the Borrower and, in the case of an increase in the Revolving Commitments and solely to the extent that the consent of each such Person would be required to effect an assignment under Section 9.04(b), the Administrative Agent, the Issuing Bank and the Swingline Lender (each such approval not to be unreasonably withheld, delayed or conditioned) and (ii) (x) in the case of an Increasing Lender, the Borrower and such Increasing Lender execute an agreement substantially in the form of Exhibit D hereto, and (y) in the case of an Augmenting Lender, the Borrower and such Augmenting Lender execute an agreement substantially in the form of Exhibit E hereto. No consent of any Lender (other than the Lenders participating in the increase or any Incremental Term Loan and as set forth in the immediately preceding clause (i)) shall be required for any increase in Revolving Commitments or Incremental Term Loans pursuant to this Section 2.09(e). Increases and new Revolving Commitments and Incremental Term Loans created pursuant to this Section 2.09(e) shall become effective on the date agreed by the Borrower, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Revolving Commitments (or in the Revolving Commitment of any Lender) or tranche of Incremental Term Loans shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase or Incremental Term Loans, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer or other executive officer of the Borrower and (B) the Borrower shall be in compliance (immediately before and after giving effect (including giving effect on a pro forma basis after giving effect to the application on such date of the proceeds of any Loans funded on such date) to such increase or Incremental Term Loans, as applicable) with the covenants contained in Section 6.12 and (ii) the Administrative Agent shall have received documents and opinions consistent with those delivered on the Effective Date as to the organizational power and authority of the Borrower (including, without limitation, resolutions with respect to borrowing such increase or Incremental Term Loans). On the effective date of any increase in the Revolving Commitments or any Incremental Term Loans being made, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase or such Incremental Term Loans and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) except in the case of any Incremental Term Loans, the Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Revolving Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurodollar Loan, shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. The Incremental Term Loans (a) shall rank pari passu in right of payment with the Revolving Loans, (b) shall not mature earlier than the Maturity Date (but may have amortization prior to such date) and (c) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Maturity Date and (ii) the Incremental Term Loans may be priced differently than the Revolving Loans. Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “ Incremental Term Loan Amendment ”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this -46-

Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.09(e). Nothing contained in this Section 2.09(e) shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Revolving Commitment hereunder, or provide Incremental Term Loans, at any time. In connection with any increase of the Revolving Commitments or Incremental Term Loans pursuant to this Section 2.09(e), any Augmenting Lender becoming a party hereto shall (1) execute such documents and agreements as the Administrative Agent may reasonably request and (2) in the case of any Augmenting Lender that is organized under the laws of a jurisdiction outside of the United States of America, provide to the Administrative Agent, its name, address, tax identification number and/or such other information as shall be necessary for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA PATRIOT Act. (e) If at any time the aggregate outstanding principal amount of Indebtedness of the Borrower and its Subsidiaries which is incurred or exists in reliance on Section 6.01(e) exceeds $10,000,000 (any such amount in excess of $10,000,000 being referred to as the “Excess Purchase Money Amount”), the aggregate Revolving Commitments shall automatically and irrevocably be reduced by an amount equal to the applicable Excess Purchase Money Amount. Any reduction of the Revolving Commitments pursuant to this Section 2.09(e) shall be permanent and shall be made ratably among the Lenders in accordance with their respective Revolving Commitments at such time. (f) If at any time the Borrower or any of its Subsidiaries receives net cash proceeds in excess of $5,000,000 from any individual Disposition (other than Dispositions permitted pursuant to Sections 6.05(a), (b), (c), (d), (h), (i), (j), (l), and (m), or Dispositions among Loan Parties) (any such amount in excess of $5,000,000 being referred to as the “Excess Disposition Amount”), the aggregate Revolving Commitments shall automatically and irrevocably be reduced by an amount equal to the applicable Excess Disposition Amount. Any reduction of the Revolving Commitments pursuant to this Section 2.09(f) shall be permanent and shall be made ratably among the Lenders in accordance with their respective Revolving Commitments at such time. SECTION 2.10 Repayment of Loans; Evidence of Debt . (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Administrative Agent for the account of the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the fifth Business Day after such Swingline Loan is made; provided that on each date that a Revolving Loan is made, the Borrower shall repay all Swingline Loans then outstanding and the proceeds of any such Revolving Loan shall be applied by the Administrative Agent to repay any Swingline Loans outstanding. (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded -47-

therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form reasonably acceptable to the Administrative Agent and the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns). SECTION 2.11 Prepayment of Loans . (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part and without premium or penalty, subject to prior notice in accordance with paragraph (b) of this Section and, if applicable, payment of any break funding expenses under Section 2.16. (b) In the event and on such occasion that the Aggregate Revolving Exposure exceeds the aggregate Revolving Commitments ( including, for the avoidance of doubt, as a result of any reduction of the Revolving Commitments made pursuant to Section 2.09(e) or 2.09(f)) , the Borrower shall prepay the Revolving Loans, LC Exposure and/or Swingline Loans or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate amount equal to such excess. (c) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile) of any prepayment hereunder not later than 12:00 p.m., Chicago time, (A) in the case of prepayment of a Eurodollar Revolving Borrowing, three (3) Business Days before the date of prepayment and (B) in the case of prepayment of an ABR Loan (including any Swingline Loan), on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked or delayed if such notice of termination is revoked or delayed in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments (if any) pursuant to Section 2.16 . SECTION 2.12 Fees . (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily Available Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates. Commitment fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifteenth day following such last day and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All -48-

Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. (b) If (i) any Lender requests compensation under Section 2.15, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 , or (iii) any Lender is a Non-Extending Lender for the purposes of Section 2.23 or (iv) any Lender becomes a Defaulting Lender, then the Borrower may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under this Agreement and other Loan Documents to an assignee (other than an Ineligible Institution) that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) the Borrower shall have received the prior written consent of the Administrative Agent (and in circumstances where its consent would be required under Section 9.04, the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld or delayed, (y) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (z) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that (a) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto. SECTION 2.20 Defaulting Lenders . Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender: (a) fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a); (b) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or the Swingline Lender hereunder; third, to cash collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Borrower may request (so long as no Default or Event of Default exists and -59-

surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion), then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 shall survive the termination of this Agreement. SECTION 2.22 Intentionally Omitted . SECTION 2.23 Extension of Maturity Date; Removal of Lenders [Reserved] . (a) Subject to the remaining terms and provisions of this Section 2.23 , the Borrower shall have the option, exercisable not more than two (2) times pursuant to this Section 2.23, to extend the Maturity Date or an Incremental Term Loan Maturity Date for a period of one year (each such option shall be referred to herein as an “ Extension Option ”). In connection with each Extension Option, the Borrower may, by written notice to the Administrative Agent (a “ Notice of Extension ”) (who shall promptly deliver a copy to each of the Lenders ), not later than 30 days prior to the applicable Maturity Date (each such then effective Maturity Date or Incremental Term Loan Maturity Date, as the case may be, being the “ Existing Maturity Date ”) and not earlier than 60 days prior to the Existing Maturity Date, advise the Lenders that it requests an extension of the Existing Maturity Date by one year, effective on the Existing Maturity Date. (b) Each Notice of Extension shall (i) be irrevocable and (ii) constitute a representation by the Borrower that (A) no Event of Default or Default has occurred and is continuing, and (B) the representations and warranties contained in Article III are true and correct in all material respects (except to the extent that any such representation or warranty is qualified by materiality, Material Adverse Effect or similar language in which case such representations and warranties are true and correct in all respects) on and as of the date the Borrower provides any Notice of Extension, as though made on and as of such date (unless any representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be correct as of such earlier date). (c) In the event a Notice of Extension is given to the Administrative Agent and the Administrative Agent promptly notifies the Lenders as provided in Section 2.23(a), each Lender shall , on or before the date that is 15 days following the date of the Administrative Agent’s receipt of said Notice of Extension (or if such date is not a Business Day, the immediately following Business Day) advise the Administrative Agent in writing whether or not such Lender consents to the extension requested thereby and if any Lender fails so to advise the Administrative Agent, such Lender shall be deemed to have not consented to such extension. If any Lender so consents (each such consenting Lender, a “ Consenting Lender ” and, collectively, the “ Consenting Lenders ”) to such extension, which consent may be withheld in their sole and absolute discretion, the applicable Existing Maturity Date and the applicable Revolving Commitments of the Consenting Lenders shall be automatically extended to the proposed new maturity date (the “ Extended Maturity Date ”) and the applicable Existing Maturity Date as to any and all Lenders who have not consented (the “ Non-Extending Lenders ”) shall remain as the Existing Maturity Date, subject to Section 2.23(d). The Administrative Agent shall promptly notify the Borrower and all of the Lenders of each written notice of consent given pursuant to this Section 2.23(c). The election of any Lender to agree to such an extension shall not obligate any other Lender to so agree. -62-

(d) The Borrower may replace any Non- Extend ing Lender at any time on or before the Existing Maturity Date with an assignee (other than an Ineligible Institution, but including, for the avoidance of doubt, with a Consenting Lender) in accordance with and subject to Section 2.19 and Section 9.04, including consents required under Section 9.04, provided that such assignee has consented to the extension of the Existing Maturity Date to the Extended Maturity Date then in effect, and upon such replacement, the applicable Maturity Date with respect to the loans and commitments of such replacement Lender shall be the Extended Maturity Date; provided that (i) such assignment shall become effective as of a date specified by the Borrower (which shall not be later than the Existing Maturity Date in effect for such Non- Extend ing Lender prior to the effective date of the requested extension) and (ii) the replacement Lender shall pay to such Non- Extend ing Lender in immediately available funds on the effective date of such assignment the principal of and interest accrued to the date of payment on the outstanding principal amount Loans made by it hereunder and all other amounts accrued and unpaid for its account or otherwise owed to it hereunder on such date. (e) If all of the applicable Revolving Commitments of the Non-Extending Lenders are not replaced on or before the Existing Maturity Date, then the applicable Revolving Commitments of each Non-Extending Lender not so replaced shall terminate on the Existing Maturity Date, and the Borrower shall fully repay on the Existing Maturity Date the Loans (including, without limitation, all accrued and unpaid interest and unpaid fees), if any, of such Non-Extending Lenders and all other Obligations owing thereto, which shall reduce the aggregate applicable Revolving Commitments and outstanding Loans accordingly. Following the Existing Maturity Date, the Non-Extending Lenders shall have no further obligations under this Agreement, including, without limitation, that such Non-Extending Lenders shall have no obligation to purchase participations in Letters of Credit. (f) As a condition precedent to each such extension of the Existing Maturity Date pursuant to this Section 2.23, the Borrower shall (i) deliver to the Administrative Agent a certificate of the Borrower dated as of the Existing Maturity Date signed by a Financial Officer of the Borrower certifying that, as of such date, both before and immediately after giving effect to such extension, (A) the representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects on and as of the date of extension (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and (y) any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects) and (B) no Default shall have occurred and be continuing and (ii) first make such prepayments of the outstanding Loans and second provide such cash collateral (or make such other arrangements satisfactory to the applicable Issuing Bank ) with respect to the outstanding Letters of Credit as shall be required such that, after giving effect to the termination of the Revolving Commitments of the Non-Extending Lenders and any assignment pursuant thereto, the Aggregate Revolving Exposure less the face amount of any Letter of Credit supported by any such cash collateral (or other satisfactory arrangements) so provided does not exceed the aggregate amount of Revolving Commitments being extended. (g) For the avoidance of doubt, no consent of any Lender (other than the existing Lenders participating in the extension of the Existing Maturity Date) shall be required for any extension of the Maturity Date or any Incremental Term Loan Maturity Date, as the case may be, pursuant to this Section 2.23 and the operation of this Section 2.23 in accordance with its terms is not an amendment subject to Section 9.02. SECTION 2.24 Swap Agreement Obligations . Each Lender or Affiliate thereof having any Swap Agreement with any Loan Party or any Subsidiary the obligations in respect of which the Borrower has designated as “Secured Obligations” pursuant to the definition of Swap Agreement Obligations, in each case, shall deliver to the Administrative Agent, promptly after entering into such Swap Agreement, -63-

equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification, commentary or exception and without any qualification or exception as to the scope of such audit except to the extent resulting solely from (i) an upcoming maturity date under the credit facilities provided for herein occurring within one year from the time such opinion is delivered or (ii) an anticipated breach of any Financial Covenant) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, accompanied by any management letter prepared by said accountants provided , that the requirements of this clause (a) shall be deemed to have been satisfied if the Administrative Agent has been furnished with a consolidated annual report for the Company and its Subsidiaries containing the foregoing information on form 10-K in the time period specified above in this clause (a); (b) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end and audit adjustments and the absence of footnotes, provided , that the requirements of this clause (b) shall be deemed to have been satisfied if the Administrative Agent has been furnished with a quarterly report for the Company and its Subsidiaries containing the foregoing information on form 10-Q in the time period specified above in this clause (b); (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower in substantially the form of Exhibit B (a “Compliance Certificate ”) (i) certifying, in the case of the financial statements delivered under clause (b), as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end and audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (iii) in the case of the financial statements delivered under clauses (a) or (b) above, setting forth reasonably detailed calculations demonstrating compliance with Section 6.12 for such period; (d) Intentionally Omitted; within thirty (30) days after the end of each calendar month, as of the period then ended, the Company’s consolidated balance sheet and related statements of operations and cash flows as of the end of and for such calendar month and the then elapsed portion of such fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end and audit adjustments and the absence of footnotes; (e) no later than the earlier of (i) forty-five (45) days after the end start of each fiscal year of the Company, and (ii) three (3) Business Days after the date such Projections are approved by the board of directors of the Company, a copy of the draft final plan and forecast (including a monthly projected consolidated income statement) of the Company for each month of the upcoming such fiscal year (the “Projections ”) in form reasonably satisfactory to the Administrative Agent (it being understood -72-

that the Company’s customary format consistent with the format delivered to the Administrative Agent in connection with the Effective Date will be satisfactory) , and (ii) the earlier of (A) 90 days after the start of such upcoming fiscal year, and (B) the date such draft Projections are approved by the board of directors of the Company, a copy of the final Projections ; (f) promptly following any request therefor, (x) such other information regarding the operations, changes in ownership of Equity Interests, business affairs and financial condition of any Loan Party or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation; and (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be. Documents required to be delivered pursuant to clauses (a), (b) and (g) of this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval system (EDGAR) or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether made available by the Administrative Agent). Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the compliance certificates required by clause (c) of this Section 5.01 to the Administrative Agent. SECTION 5.02 Notices of Material Events . The Borrower will furnish to the Administrative Agent (which the Administrative Agent shall promptly distribute to each Lender) prompt (but in any event within any time period that may be specified below) written notice of the following: (a) the occurrence of any Default; (b) receipt of any notice of any investigation by a Governmental Authority or any litigation or proceeding commenced or threatened against any Loan Party or any Subsidiary that is non- frivolous (as reasonably determined by the Borrower) and, if adversely determined, could reasonably be expected to have a Material Adverse Effect; (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect; (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and (e) any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification. -73-

the date on which any Person becomes a Subsidiary or any Subsidiary qualifies independently as, or is designated by the Borrower (or the Administrative Agent as contemplated by the definition of “Material Domestic Subsidiary”) as, a Material Domestic Subsidiary, pursuant to the definition of “Material Domestic Subsidiary,” the Borrower shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing the material assets of such Person and shall cause each such Subsidiary (x) to become a Loan Party by executing a Joinder Agreement and (y) to deliver to the Administrative Agent a joinder to the Security Agreement (in the form contemplated thereby) pursuant to which such Subsidiary agrees to be bound by the terms and provisions thereof, to be accompanied by appropriate corporate resolutions, other corporate documentation and legal opinions in form and substance reasonably satisfactory to the Administrative Agent and its counsel; provided , however, that no Domestic Subsidiary of a Foreign Subsidiary and no Domestic Subsidiary HoldCo shall be required to become a Loan Party hereunder. Upon execution and delivery thereof, each such Person (i) shall automatically become a Loan Guarantor hereunder and a “Grantor” under the Security Agreement (pursuant to the terms thereof) and thereupon shall have all of the rights, benefits, duties and obligations in such capacities under the Loan Documents and (ii) will grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, in any property of such Loan Party which constitutes Collateral. (b) The Borrower will cause, and will cause each other Loan Party to cause, all of its owned property (whether personal, tangible, intangible, or mixed, but other than any Excluded Collateral) to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents, subject in any case to Liens permitted by Section 6.02. Each Loan Party will cause (i) cause 100% of the issued and outstanding Equity Interests of each of its directly owned Domestic Subsidiaries (other than Domestic Subsidiary HoldCos), and (ii) cause 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956- 2(c)(2)) in each directly owned Subsidiary that is a CFC or Domestic Subsidiary Holdco to, in each case, be subject at all times to a first priority, perfected Lien (subject to Liens permitted under Section 6.02) in favor of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, pursuant to the terms and conditions of the Loan Documents or other security documents as the Administrative Agent shall reasonably request . Notwithstanding the foregoing, and (iii) deliver Mortgages and all related Mortgage Instruments with respect to (x) the Northlake Property no later than the date that is sixty (60) days after the Second Amendment Effective Date (or such later date as the Administrative Agent may agree in the exercise of its reasonable discretion with respect thereto) (it being understood and agreed that the Loan Parties shall not be required to deliver a title insurance policy in connection therewith), (y) any Material Real Property to the extent requested by the Administrative Agent and (z) at any time an Event of Default exists and is continuing, any Material Real Property or other real property owned by any Loan Party to the extent requested by the Administrative Agent or the Required Lenders; provided that the Administrative Agent shall promptly notify the Lenders of any request for a Mortgage pursuant to the foregoing Section 5.11(b)(iii)(y) or (z) (the date of any such notice to the Lenders, a “Mortgage Notice Date”). Notwithstanding the foregoing, (i) no such Mortgages and Mortgage Instruments requested pursuant to the foregoing Section 5.11(b)(iii)(y) or (z) are required to be delivered hereunder until the date that is the later of (A) sixty (60) days after a request therefor is made by the Administrative Agent and (B) thirty (30) days after the applicable Mortgage Notice Date, and (ii) no such pledge agreement in respect of the Equity Interests of a CFC shall be required hereunder to the extent the Administrative Agent or its counsel determines that such pledge would not provide material credit support for the benefit of the Secured Parties pursuant to legally valid, binding and enforceable pledge agreements. (c) Without limiting the foregoing, each Loan Party will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent -76-

such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements , fixture filings, Mortgages, Mortgage Instruments, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by any Requirement of Law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all in form and substance reasonably satisfactory to the Administrative Agent and all at the expense of the Loan Parties. If the Administrative Agent reasonably determines that it is required by applicable law to have appraisals prepared in respect of the Mortgaged Property of any Loan Party, Loan Parties shall cooperate with the Administrative Agent to obtain appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA. (d) Notwithstanding anything to the contrary set forth herein, no MIRE Event may be closed until the date that is (i) if there are no Mortgaged Properties in a “special flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), ten (10) Business Days or (ii) if there are any Mortgaged Properties in a “special flood hazard area”, thirty (30) days, in each case, after the Administrative Agent has delivered to the Lenders the following documents in respect of such Mortgaged Property: (x) a completed flood hazard determination from a third party vendor; (y) if such Mortgaged Property is located in a “special flood hazard area”, (A) a notification to the applicable Loan Party of that fact and (if applicable) notification to the applicable Loan Party that flood insurance coverage is not available and (B) evidence of the receipt by the applicable Loan Party of such notice; and (z) if required by applicable Flood Laws, evidence of required flood insurance with respect to which flood insurance has been made available under applicable Flood Laws; provided that any such MIRE Event may be closed prior to such period expiring if the Administrative Agent shall have received confirmation from each Lender that such Lender has completed any necessary flood insurance due diligence to its reasonable satisfaction. SECTION 5.12 Post-Closing Covenants . The Borrower shall comply with the covenants set forth on Schedule 5.12 . ARTICLE VI Negative Covenants . On and after the Effective Date and until the Revolving Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than contingent or indemnity obligations for which no claim has been made) shall have been paid in full and all Letters of Credit shall have expired or terminated (or have been cash collateralized pursuant to the terms hereof), in each case without any pending draw, and all LC Disbursements shall have been reimbursed, each Loan Party covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that: SECTION 6.01 Indebtedness . No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except: (a) the Secured Obligations; (b) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals, refinancings and replacements of any such Indebtedness that does not increase the -77-

outstanding principal amount thereof (except to the extent of prepayment premiums and fees owing in connection with such refinancing, extension, renewal or replacement); (c) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary, provided that (i) such Indebtedness is subject to Section 6.04(d) and (ii) Indebtedness owing by any Loan Party to any Subsidiary that is not a Loan Party shall be subordinated in right of payment to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent (it being agreed and acknowledged that the subordination terms set forth in the Security Agreement are satisfactory to the Administrative Agent); (d) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary, provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01, (ii) Guarantees by the Borrower or Subsidiary that is a Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04 and (iii) if the Indebtedness so guaranteed is subordinated in right of payment to the Secured Obligations, then the Guarantees permitted under this clause (d) shall be subordinated in right of payment to the Secured Obligations of the applicable Subsidiary on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations; (e) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and refinancings, extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except to the extent of prepayment premiums and fees owing in connection with such refinancing, extension, renewal or replacement); provided that (i) such Indebtedness is incurred prior to or within ninety two hundred seventy ( 90 270 ) days after such acquisition or the completion of such construction or improvement and , (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $ 20,000,000 40,000,000 at any time outstanding , and (iii) at the time of and immediately after giving effect (including giving effect on a pro forma basis ) to the incurrence of such Indebtedness the Borrower is in compliance with Section 2.11(b) ; (f) Indebtedness which represents extensions, renewals, refinancing or replacements (such Indebtedness being so extended, renewed, refinanced or replaced being referred to herein as the “Refinance Indebtedness ”) of any of the Indebtedness described in clauses (e), (m) and (n) hereof (such Indebtedness being referred to herein as the “Original Indebtedness ”); provided that (i) such Refinance Indebtedness does not increase the principal amount of the Original Indebtedness (except to the extent of prepayment premiums and fees owing in connection with such refinancing, extension, renewal or replacement), (ii) any Liens securing such Refinance Indebtedness are not extended to any additional property of any Loan Party or any Subsidiary, (iii) no Loan Party or any Subsidiary that is not originally obligated with respect to repayment of such Original Indebtedness is required to become obligated with respect to such Refinance Indebtedness, (iv) to the extent that such Original Indebtedness was incurred pursuant to a clause in this Section 6.01 which required a specified average weighted life-to-maturity, such Refinance Indebtedness does not result in a shortening of the average weighted life-to-maturity of such Original Indebtedness and (v) if such Original Indebtedness was subordinated in right of payment to the Secured Obligations, then the terms and conditions of such Refinance Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to such Original Indebtedness; (g) Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to -78-

(b) Permitted Encumbrances; (c) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02 ; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof, and refinancings, extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except to the extent of prepayment premiums and fees owing in connection with any such refinancing, extension, renewal and replacement); (d) Intentionally Omitted; (e) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of such Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and refinancings, extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except to the extent of prepayment premiums and fees owing in connection with any such refinancing, extension, renewal and replacement); (f) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon; (g) Liens arising out of Sale and Leaseback Transactions permitted by Section 6.06; (h) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by Section 6.01(e), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within ninety two hundred seventy ( 90 270 ) days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary; (i) (1) Liens on deposits made to secure obligations under coffee-related Swap Agreements with Persons (“Counterparties ”) that are not Secured Parties, and (2) Liens on deposits made to secure obligations under Swap Agreements permitted under Section 6.07 that are not coffee-related so long as the aggregate amount of such deposits does not exceed $10,000,000 at any time outstanding; (j) Liens granted by a Subsidiary that is not a Loan Party in favor of the Borrower or another Loan Party in respect of Indebtedness owed by such Subsidiary; (k) (1) Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement for a Permitted Acquisition and (2) solely in connection with the Specified Acquisition and solely to the extent contemplated by Section 2.02(c) of the Transition Services Agreement (and only for so long as the Transition Services Agreement is in force and effect), any Lien on the “working capital” deposit account of the Company or any of its Subsidiaries arising solely as a result of the withdrawal rights and/or co-signatory rights of the Seller (and/or any affiliates of the Seller party to -80-

the Transition Services Agreement) with respect to such deposit account; provided that the aggregate credit balance in such deposit account shall not exceed $3,000,000 at any one time; (l) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under Section 6.01; (m) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods so long as such liens attach only to the imported goods; (n) leases, licenses, subleases or sublicenses of real property or equipment granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole, or (ii) secure any Indebtedness; (o) non-exclusive licenses or sublicenses of intellectual property granted by any Loan Party in the ordinary course of business; and (p) Liens securing obligations as to which the aggregate outstanding principal amount of the obligations secured thereby does not exceed $ 12,500,000 6,000,000 at any time. SECTION 6.03 Fundamental Changes . (a) No Loan Party will, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, consummate a Division as the Dividing Person, otherwise Dispose of all or substantially all of its assets, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Subsidiary of the Borrower may merge into the Borrower in a transaction in which the Borrower is the surviving entity, (ii) any Loan Party (other than the Borrower) may merge into any other Loan Party in a transaction in which the surviving entity is a Loan Party, (iii) any Subsidiary that is not a Loan Party may liquidate or dissolve if the Borrower which owns such Subsidiary determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04, (iv) the Borrower or any Subsidiary may change its legal form following 30 days’ prior written notice to the Administrative Agent and the Administrative Agent shall have acknowledged in writing that either (1) such change will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral, or (2) any reasonable action requested by the Administrative Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Administrative Agent, on behalf of the Secured Parties, in any Collateral) or will be taken within any time period reasonably specified by the Administrative Agent or (v) the Borrower or any Subsidiary may consummate a merger, consolidation or liquidation if the purpose thereof is to effect an Investment permitted pursuant to Section 6.04 or a Disposition permitted pursuant to Section 6.05; provided that (x) any such transaction to which the Borrower is a party shall result in the Borrower as the surviving entity and (y) any such transaction to which any Loan Party (other than the Borrower) is a party shall result in a Loan Party as the surviving entity. (b) No Loan Party will, nor will it permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date hereof and businesses reasonably similar, related, complementary, ancillary or incidental thereto. -81-

(c) No Loan Party will, nor will it permit any Subsidiary to, change its fiscal year from the basis in effect on the Effective Date unless it has given the Administrative Agent not less than thirty (30) days’ prior written notice thereof; provided, that any Subsidiary acquired in an Acquisition may change its fiscal year so it corresponds to that of the Borrower. SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions . No Loan Party will, nor will it permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with, or as a Division Successor pursuant to the Division of, any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger or Division) any evidence of Indebtedness or Equity Interests or other securities of, make or permit to exist any loans or advances to, Guarantee any obligations of, or permit to exist any Equity Interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise) (each of the foregoing, an “Investment ”) except: (a) Permitted Investments; (b) Investments in existence on the date hereof and described in Schedule 6.04 ; (c) investments by the Borrower and its Subsidiaries in Equity Interests in their respective Subsidiaries, provided that (A) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Security Agreement (subject to the limitations applicable to Equity Interests of a Foreign Subsidiary referred to in Section 5.11), and (B) the aggregate amount of investments by Loan Parties in Subsidiaries that are not Loan Parties (together, in each case, with outstanding intercompany loans permitted under clause (B) to the proviso to Section 6.04(d) and outstanding Guarantees permitted under the proviso to Section 6.04(e)) shall not exceed $ 10,000,000 5,000,000 in the aggregate at any time outstanding (in each case determined without regard to any write-downs or write-offs); (d) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary, provided that (A) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged to the extent required by the Security Agreement, and (B) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties (together, in each case, with outstanding investments permitted under clause (B) to the proviso to Section 6.04(c) and outstanding Guarantees permitted under the proviso to Section 6.04(e)) shall not exceed $ 10,000,000 5,000,000 in the aggregate at any time outstanding (in each case determined without regard to any write-downs or write-offs); (e) Guarantees constituting Indebtedness permitted by Section 6.01, provided that the aggregate principal amount of Indebtedness of : Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party (together, in each case, with outstanding investments permitted under clause (B) to the proviso to Section 6.04(c) and outstanding intercompany loans permitted under clause (B) to the proviso to Section 6.04(d)) shall not exceed $ 10,000,000 5,000,000 in the aggregate at any time outstanding (in each case determined without regard to any write-downs or write-offs); (f) loans or advances made to employees, officers or directors on an arms-length basis in the ordinary course of business for (i) reasonable travel and entertainment expenses, relocation costs and similar purposes and (ii) for any other purpose up to a maximum of $500,000 to any employee, officer or director and up to a maximum of $3,000,000 in the aggregate at any one time outstanding; (g) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and -82-

accounts receivable, notes payable, or stock or other securities issued by Account Debtors pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts obligations in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled Account Debtors to the extent reasonably necessary in order to prevent or limit loss or received in connection with the bankruptcy or reorganization of customers or suppliers, or settlement of disputes with suppliers, in each case in the ordinary course of business; (h) Investments in the form of Swap Agreements permitted by Section 6.07; (i) Investments of any Person existing at the time such Person becomes a Subsidiary of the Borrower or consolidates or merges with the Borrower or any of the Subsidiaries (including in connection with a permitted acquisition) so long as such Investments were not made in contemplation of such Person becoming a Subsidiary or of such merger; (j) Investments received in connection with the disposition of assets permitted by Section 6.05; (k) Investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances”; (l) Permitted Acquisitions; (m) any other Investments so long as: (i) both before and after giving effect to such Investment, no Event of Default exists, will exist, or would result therefrom, and (ii) at the time of and after giving effect to the consummation of such Investment, the aggregate outstanding amount of Investments pursuant to this clause (m) does not exceed the greater of (1) $30,000,000 and (2) 5.0% of Consolidated Total Assets determined as of the date of the most recent financial statements delivered pursuant to Section 5.01(a) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a), the Borrower Audited Financial Statements); $15,000,000; (n) deposits, prepayments, advances and other credits to suppliers, vendors, customers, lessors and landlords or in connection with marketing promotions, such as sweepstakes, in each instance, made in the ordinary course of business; (o) advances of payroll payments to employees in the ordinary course of business; (p) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit; (q) solely in connection with the Specified Acquisition and solely to the extent contemplated by Sections 2.01 and 2.02 of the Transition Services Agreement (but only for so long as the Transition Services Agreement is in force and effect), advances made by Buyer to Seller and/or any of its affiliates in an aggregate amount not to exceed $5,000,000 per fiscal month; and (r) the BFA Lease Guaranty. SECTION 6.05 Asset Sales . No Loan Party will, nor will it permit any Subsidiary to Dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to the Borrower or another Subsidiary -83-

warehouse or facility, the equipment and fixtures located at such premises and the books and records relating exclusively and directly to the operations of such warehouse or facility; provided that (i) written notice thereof shall be provided to the Administrative Agent at least ten (10) days in advance thereof, (ii) such sale shall be on commercially reasonable prices and terms in a bona fide arm’s length transaction, and (iii) no Event of Default shall have then occurred and be continuing or would result therefrom; (o) [reserved]; (p) any Disposition of real property owned in fee (other than the Northlake Property); provided that (i) written notice thereof shall be provided to the Administrative Agent at least ten (10) days in advance thereof, (ii) such sale shall be on commercially reasonable prices and terms in a bona fide arm’s length transaction, (iii) no Event of Default shall have then occurred and be continuing or would result therefrom, and (iv) the aggregate fair market value of all real property sold after the Second Amendment Effective Date pursuant to this clause (p) shall not exceed $ 70,000,000 20,000,000 ; and (q) any Disposition of fixed or capital assets; provided that (i) no Event of Default shall have then occurred and be continuing or would result therefrom, and (ii) the aggregate fair market value of all fixed or capital assets sold after the Second Amendment Effective Date pursuant to this clause (q) shall not exceed $ 30,000,000 10,000,000 ; provided , that any Disposition of any property pursuant to this Section 6.05 (except pursuant to Sections 6.05(a), (b), (f), (i), (k), (l) and (m) and except for Dispositions amongst Loan Parties), shall be for no less than the fair market value of such property at the time of such Disposition as determined by the Company in good faith. SECTION 6.06 Sale and Leaseback Transactions . No Loan Party will, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Leaseback Transaction ”), except for any such sale of any fixed or capital assets by the Borrower or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 180 days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset; provided that, notwithstanding the foregoing, nothing in this Section 6.06 shall prohibit any Disposition otherwise permitted under Section 6.05. SECTION 6.07 Swap Agreements . No Loan Party will, nor will it permit any Subsidiary to, enter into any Swap Agreement, except Swap Agreements that are not speculative. SECTION 6.08 Restricted Payments; Certain Payments of Indebtedness . (a) No Loan Party will, nor will it permit any Subsidiary to, declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) the Borrower and its Subsidiaries may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock, (ii) any Subsidiary may declare or make a Restricted Payment to the Borrower and any Subsidiary which is not a Loan Party may declare or make a Restricted Payment to another Subsidiary, (iii) each of the Loan Parties may declare or make other Restricted Payments so long as: (A) both before and after giving effect to such Restricted Payment, no Default exists or would result therefrom, and (B) the Total Net Leverage Ratio is less than 2.50 to 1.00 immediately before and after -85-

giving effect (including giving effect on a pro forma basis) to such Restricted Payment (based on the most recently delivered financials under Section 5.01(a) or (b), as applicable (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a))), (iv) the Company may declare or make noncash repurchases of Equity Interests deemed to occur upon the exercise of stock options or similar equity incentive awards if such Equity Interests represent a portion of the exercise price of such options or similar equity incentive awards, (v) the Company may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in the Company in connection with the exercise of warrants, options or other securities convertible into or exchangeable for shares of common stock in the Company, (vi) the Company may pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Company held by any future, present or former employee, director, consultant or distributor (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Company or any of its Subsidiaries upon the death, disability, retirement or termination of employment of any such Person or otherwise pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including but not limited to the ESOP and including any stock subscription or shareholder agreement) with any employee, director, consultant or distributor of the Company or any of its Subsidiaries in an aggregate amount not to exceed $1,000,000 in any calendar year, (vii) the Company may make distributions or pay dividends to the ESOT in the amounts of regularly scheduled payments to be made on the ESOP Indebtedness in accordance with the terms of the ESOP Loan Documents in effect on the date hereof; provided , that, as to any such distribution or dividend, all proceeds received by the ESOT are used by the ESOT to repay the ESOP Indebtedness and (viii) unless an Event of Default has occurred and is continuing or would result therefrom, the Company may make Restricted Payments in an aggregate amount not to exceed $10,000,000 during any fiscal year of the Borrower. (b) No Loan Party will, nor will it permit any Subsidiary to, make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Subordinated Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Subordinated Indebtedness, except: (i) payment of regularly scheduled interest and principal payments as and when due in accordance with the subordination provisions thereof; (ii) refinancings of Subordinated Indebtedness to the extent not prohibited by Section 6.01; and (iii) the conversion of any Subordinated Indebtedness into common Equity Interests of the Company ; and . (iv) unless an Event of Default has occurred and is continuing or would result therefrom, the purchase, redemption, retirement, acquisition, cancellation or termination of Subordinated Indebtedness in an aggregate principal amount not to exceed $10,000,000 during the term of this Agreement. SECTION 6.09 Transactions with Affiliates . No Loan Party will, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions not materially less -86-

favorable to such Loan Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Loan Parties not involving any other Affiliate, (c) any Investment permitted by Sections 6.04(c), 6.04(d) or 6.04(f), (d) any Indebtedness permitted under Section 6.01(c), (e) any Restricted Payment permitted by Section 6.08, (f) loans or advances to employees permitted under Section 6.04, (g) the payment of reasonable fees to directors of the Borrower or any Subsidiary who are not employees of the Borrower or Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrower or its Subsidiaries in the ordinary course of business and (h) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Borrower’s board of directors. SECTION 6.10 Restrictive Agreements . No Loan Party will, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets (including, for the avoidance of doubt, any real property), or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by any Requirement of Law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary, or any assets of a Subsidiary, pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (vi) the foregoing shall not apply to restrictions requiring minimum reserves of cash or other deposits or minimum net worth requirements imposed by customers under contracts entered into in the ordinary course of business and (vii) clause (b) of the foregoing shall not apply to any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 6.01 entered into after the Effective Date so long as such restrictions are not materially more burdensome on the Company’s Subsidiaries than the restrictions contained herein. SECTION 6.11 Amendment of Material Documents . No Loan Party will, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under (a) any agreement relating to any Subordinated Indebtedness unless expressly permitted under the subordination terms relative to such Indebtedness, or (b) its charter, articles or certificate of incorporation or organization, by-laws, operating, management or partnership agreement or other organizational or governing documents, except in the case of each of this clause (b), such amendments, modifications, or waivers, which would not be materially adverse to the Lenders (taken as a whole). SECTION 6.12 Financial Covenants . (a) Maximum Total Net Leverage Ratio . The Borrower will not permit the Total Net Leverage Ratio, determined as of the end of each of its fiscal quarters (other than a Trigger Quarter and the following three (3) succeeding fiscal quarters as provided below) ending on or after the Effective -87-

Date , to be greater than 3.50 to 1.00 for any the maximum Total Net Leverage Ratio set forth opposite each such fiscal quarter . as follows: Fiscal Quarter Ending Maximum Total Net Leverage Ratio March 31, 2020 3.50 to 1.00 June 30, 2020 4.00 to 1.00 September 30, 2020 4.75 to 1.00 December 31, 2020 5.25 to 1.00 March 31, 2021 5.75 to 1.00 June 30, 2021 5.25 to 1.00 September 30, 2021 4.75 to 1.00 December 31, 2021 4.25 to 1.00 March 31, 2022 and 3.50 to 1.00 each fiscal quarter ending thereafter Notwithstanding anything to the contrary contained herein, at the Borrower’s election (which shall be evidenced by delivery of a written notice by the Borrower to the Administrative Agent), if in any fiscal quarter ending after the Effective Date the Borrower consummates a Permitted Acquisition with total consideration (including any Indebtedness assumed in connection therewith) in excess of $20,000,000 (the fiscal quarter in which such Permitted Acquisition is consummated, a “ Trigger Quarter ”), the Borrower will not permit the Total Net Leverage Ratio for any Test Period to exceed 3.75 to 1.00 for such Trigger Quarter and for the next three (3) succeeding fiscal quarters; provided , further, that (i) following the occurrence of a Trigger Quarter, no subsequent Trigger Quarter shall be deemed to have occurred or to exist for any reason unless the Total Net Leverage Ratio is less than or equal to 3.50 to 1.00 as of the end of two consecutive fiscal quarters following the occurrence of such initial Trigger Quarter, (ii) the Borrower may not make an election pursuant to this paragraph unless at the time of such election the Total Net Leverage Ratio is equal to or less than 3.50 to 1.00 and (iii) the Borrower may not make more than two (2) such elections pursuant to this paragraph during the term of this Agreement. (b) Minimum Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio, determined as of the end of each of its fiscal quarters ending on or after the Effective Date, to be less than 3.00 to 1.00 for any such fiscal quarter. (c) Minimum EBITDA. The Borrower will not permit EBITDA for any Test Period ending as of the end of any fiscal quarter of the Borrower set forth below, determined as of the end of each such fiscal quarter and calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, to be less than the minimum EBITDA set forth opposite each such Test Period as follows : Test Period Ending Minimum EBITDA -88-

June 30, 2020 $18,700,000 September 30, 2020 $19,000,000 December 31, 2020 $18,800,000 March 31, 2021 $18,500,000 June 30, 2021 $19,600,000 September 30, 2021 $21,700,000 December 31, 2021 $24,700,000 For the avoidance of doubt, the Borrower shall not be required to comply with this Section 6.12(c) for any Test Period ending after December 31, 2021. SECTION 6.13 Farmer Trademark . The Loan Parties shall maintain, defend and preserve the Farmer Trademark and its value, usefulness, merchantability and marketability in a manner consistent with past practices, and shall not sell, assign, transfer, encumber or license the Farmer Trademark to any Person (other than Liens created pursuant to the Loan Documents) without the prior written consent of the Required Lenders. ARTICLE VII Events of Default . SECTION 7.01 Events of Default . If any of the following events (“Events of Default ”) shall occur: (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 7.01(a)) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days; (c) any representation or warranty made or deemed made by or on behalf of any Loan Party or any Subsidiary in, or in connection with, this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been materially incorrect when made or deemed made; (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to a Loan Party’s existence) or 5.08 or in Article VI of this Agreement; -89-

material non-public information within the meaning of the federal and state securities laws after the date hereof, the Borrower agrees that it will promptly make such information publicly available by press release or public filing with the SEC. SECTION 9.18 Acknowledgment and Consent to Bail-In of EEA Affected Financial Institutions . Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Affected Financial Institution arising under any Loan Document may be subject to the Write- Down and Conversion Powers of an EEA the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an EEA the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA the applicable Resolution Authority. SECTION 9.19 Certain ERISA Matters . (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments or this Agreement, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84- 14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement, -116-

relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower or its Subsidiaries may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies. SECTION 9.21 Prepayment of Loans under the Existing Credit Agreement . Each of the signatories hereto that is also a party to the Existing Credit Agreement hereby agrees that any and all required notice periods under the Existing Credit Agreement in connection with the prepayment (if any) on the Effective Date of any “Loans” under the Existing Credit Agreement are hereby waived and of no force and effect. SECTION 9.22 Acknowledgment Regarding Any Supported QFCs . To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): (a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support . (b) As used in this Section 9.22, the following terms have the following meanings: -118-

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with , 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “QFC ” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). ARTICLE X Loan Guaranty. SECTION 10.01 Guaranty . Each Loan Guarantor (other than those that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as surety, absolutely, unconditionally and irrevocably guarantees to the Secured Parties, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Guaranteed Obligations of such Loan Guarantor. Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations. SECTION 10.02 Guaranty of Payment . This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent, the Issuing Bank or any Lender to sue the Borrower, any Loan Guarantor, any other guarantor of, or any other Person obligated for, all or any part of the Guaranteed Obligations (each, an “Obligated Party ”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations. SECTION 10.03 No Discharge or Diminishment of Loan Guaranty . (a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations as provided under Section 10.08(c)), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of the Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any -119-

SCHEDULE 2.01A REVOLVING COMMITMENTS LENDER REVOLVING COMMITMENT JPMORGAN CHASE BANK, N.A. $35,000,000 29,166,666.68 CITIBANK, N.A. $25,000,000 20,833,333.33 PNC BANK, NATIONAL ASSOCIATION $25,000,000 20,833,333.33 BANK OF AMERICA, N.A. $25,000,000 20,833,333.33 REGIONS BANK $25,000,000 20,833,333.33 SUNTRUST BANK $15,000,000 12,500,000.00 AGGREGATE REVOLVING COMMITMENTS $150,000,000 125,000,000.00